Exhibit 23.2

Consent of Independent Auditors

We consent to the incorporation by reference in the following registration statements of Crestwood Equity Partners LP:

(1) Registration Statement (Form S-8 No. 333-201534);

(2) Registration Statement (Form S-8 No. 333-148619);

(3) Registration Statement (Form S-8 No. 333-131767);

(4) Registration Statement (Form S-8 No. 333-83872);

(5) Registration Statement (Form S-3 No. 333-210146);

(6) Registration Statement (Form S-3 No. 333-217062);

(7) Registration Statement (Form S-3ASR No. 333-237571);

(8) Registration Statement (Form S-3 No. 333-223892);

(9) Registration Statement (Form S-8 No. 333-227017);

(10) Registration Statement (Form S-3 No. 333-255799);

(11) Registration Statement (Form S-8 No. 333-259922); and

(12) Registration statement (Form S-3ASR No. 333-262722).

of our report dated August 29, 2022, relating to the consolidated financial statements of Crestwood Permian Basin Holdings, LLC, as of and for the year ended December 31, 2021, appearing in this Current Report on Form 8-K/A of Crestwood Equity Partners LP.

/s/ Ernst & Young LLP

Houston, Texas
September 2, 2022